Exhibit 10.12

Execution Version

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

MOSAIC ACQUISITIONS 2020, L.P.

SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP

AGREEMENT

Dated: March 4, 2020

THE LIMITED PARTNER INTERESTS OF MOSAIC ACQUISITIONS 2020, L.P. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT. THE INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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MOSAIC ACQUISITIONS 2020, L.P.

SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP

AGREEMENT

THIS SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”)of Mosaic Acquisitions 2020, L.P., a Cayman Islands exempted limited partnership (the “Partnership”) is made and entered into on March 4, 2020 and effective January 1, 2020 (the “Effective Date”), by and among Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership (the “General Partner”), Mosaic Feeder, L.P., a Cayman Islands exempted limited partnership (the “Mosaic Feeder”), and Grosvenor Holdings, L.L.C., a Delaware limited liability company (“Holdings”). Each of General Partner, the Mosaic Feeder and Holdings are individually referred to in this Agreement as a “Party” and, collectively, as the “Parties”.

WHEREAS, Mosaic GP Limited (the “Initial GP”), Burke J. Montgomery (the “Initial GCM LP”)and Mosaic Feeder entered into an initial exempted limited partnership agreement dated December 12, 2019 (the “Initial Agreement”) and established and registered the Partnership as an exempted limited partnership under the laws of the Cayman Islands under the name of Mosaic Acquisitions 2020, L.P.

WHEREAS, the Initial Agreement was amended and restated on January 21, 2020 (the “Existing Agreement ”)pursuant to which the Initial GCM LP withdrew from the Partnership and Lakeshore Investments 2020, LLC, a Delaware limited liability company (“Lakeshore Investments”), was admitted to the Partnership as an additional Limited Partner.

WHEREAS, pursuant to Section 13 of the Existing Agreement, (i) Lakeshore Investments transferred its limited partnership interest to Holdings and Holdings was admitted to the Partnership as a Limited Partner and (ii) the Initial GP transferred its interest as the general partner of the Partnership to the General Partner, in each case, on February 21, 2020.

WHEREAS, the Parties hereto desire to amend and restate the Existing Agreement in its to issue Class A Interests and Class B Interests to the Partners, in each case pursuant to the terms of this Agreement, and to further make the modifications as hereinafter set forth.

In consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree that the Existing Agreement shall be amended and restated in its entirety as follows.

ARTICLE 1

Name, purpose and offices of partnership

Section 1.01 Continuation. The parties hereto hereby continue the Partnership as an exempted limited partnership pursuant to the provisions of the Partnership Act. The rights and liabilities of the Partners shall be as provided in the Partnership Act, except as herein otherwise expressly provided.

Section 1.02 Name. The name of the Partnership is Mosaic Acquisitions 2020, L.P. or such other name or names as the General Partner may designate from time to time; provided that the name of the Partnership shall at all times contain such words and/or letters required under the Partnership Act for the Partnership to be an exempted limited partnership under the Partnership Act.

Section 1.03 Purpose. The purpose of the Partnership is to acquire, hold, and manage the assets listed on Exhibit A hereto, including assets related to (i) the acquired pre-2016 carry (as designated on Exhibit A, the “Acquired Pre-2016 Carry”), (ii) the acquired initial post 2016 carry (as designated on Exhibit A, the “Acquired Initial Post 2016 Carry”)or the Acquired Adjusted Post 2016 Carry, as applicable, (iii) the funded GP interests, (as designated on Exhibit A, the “Funded GP Interests”), and as such Exhibit A may be updated by the General Partner from time to time to reflect the Future GP Commitments made after the date hereof, and (iv) the Future GP Commitments (each, a “Subject Investment” and, collectively, the “Subject Investments”); to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to such Subject Investments; to enter into, make, and perform all contracts and other undertakings; and to engage in all activities and transactions as may be necessary, advisable, or desirable to carry out the foregoing. The Partnership shall not undertake business with the public in the Cayman Islands other than as may be necessary for the carrying on of the activities of the Partnership exterior to the Cayman Islands.

Section 1.04 Principal Place of Business. The address of the principal place of business of the Partnership shall be 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611, or such other place or places as the General Partner may from time to time designate. The General Partner shall promptly notify the Limited Partners in writing of any change to the principal place of business of the Partnership.

Section 1.05 Registered Office. The name and address of the Partnership’s registered office in the Cayman Islands is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The General Partner may designate a different registered office at any time. The General Partner shall promptly notify each Limited Partner in writing of any change in the Partnership’s registered office.

ARTICLE 2

Term Of Partnership

Section 2.01 Term. The term of the Partnership commenced upon the filing of the Section 9 Statement in accordance with the Partnership Act. The term of the Partnership shall continue until wound-up and subsequently dissolved pursuant to Section 10.01.

Section 2.02 Events Affecting a Member of the General Partner. The death, bankruptcy, withdrawal, insanity, incompetency, temporary or permanent incapacity, expulsion, or removal of any member of the General Partner shall not dissolve the Partnership.

Section 2.03 Events Affecting a Limited Partner. The withdrawal, death, temporary or permanent incapacity, incompetency, bankruptcy, termination, liquidation, dissolution, reorganization, merger, sale of all or substantially all the equity interests or assets of, or other change in the ownership or nature of a Limited Partner shall not dissolve the Partnership.

Section 2.04 Events Affecting the General Partner. Except as specifically provided in Section 10.01, the withdrawal, bankruptcy, termination, liquidation, dissolution, reorganization, merger, sale of all or substantially all the stock or assets of, or other change in the ownership or nature of the General Partner shall not dissolve the Partnership.

ARTICLE 3

Name And Admission Of Partners

Section 3.01 Name and Address. The name and address of the General Partner and each Limited Partner (hereinafter the General Partner and the Limited Partners shall be referred to collectively as the “Partners” and individually as a “Partner”) and the amount of such Partners’ initial Capital Contribution to the Partnership are set forth on Exhibit B hereto. The General Partner shall cause Exhibit B to be amended from time to time to reflect the admission of any new Partner, the withdrawal or substitution of any Partner, the transfer of interests among Partners, receipt by the Partnership of notice of any change of address of a Partner. An amended Exhibit B shall supersede any prior Exhibit B. A copy of the most recent amended Exhibit B shall be kept on file at the principal place of business of the Partnership.

Section 3.02 Class A / Class B Interests. The Partnership shall issue Class A Interests with respect to the Class A Related Assets of the Partnership, and Class B Interests with respect to the Class B Related Assets of the Partnership, to each of the General Partner, the Mosaic Feeder and Holdings as Limited Partners as further provided herein. The General Partner may cause the Partnership to issue additional classes of interests on such terms as unanimously agreed by all Partners at the time of such issuance.

Section 3.03 Admission of Additional Partners. Except as provided in Section 9.06, an additional person may be admitted as a Limited Partner only with the written consent of both the General Partner and the Mosaic Feeder; provided that a Party shall not unreasonably withhold or delay such consent in connection with the admission of an Affiliate of a Partner, and the execution by such person of such documentation as required by the General Partner pursuant to which such person shall agree to adhere to and be bound by the terms of this Agreement. For the avoidance of doubt, the admission of an additional Limited Partner shall not dissolve the Partnership.

ARTICLE 4

Capital accounts and capital contributions

Section 4.01 Capital Accounts. The Partnership shall maintain a separate capital account for each Partner (each, a “Capital Account”) according to the rules of U.S. Department of Treasury Reg. §1.704-1(b)(2)(iv). For this purpose, the Partnership may, upon the occurrence of any of the events specified in U.S. Department of Treasury Reg. §1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and U.S. Department of Treasury Reg. §1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property.

Section 4.02 Capital Contributions of the General Partner and Mosaic Feeder.

(a) Subject to Section 4.02(c) below, the General Partner shall make a Capital Contribution to the Partnership of $50,000 in exchange for Class A Interests and Class B Interests.

(b) Mosaic Feeder shall make the Initial Contribution to the Partnership.

(c) The Capital Contributions referred to in clauses (a) and (b) above shall be contributed by the General Partner and Mosaic Feeder, respectively, in full: (i) within five 5 Business Days following the execution of this Agreement. Each drawdown notice to Mosaic Feeder shall contain the proposed use of the drawn down amounts, including in respect of any amounts required to be recontributed or deemed recontributed as [***] Contributions, including pursuant to Sections 4.03 and 7.03. The General Partner shall have full power and authority to issue drawdown notices to the Partners in accordance with this Agreement.

(d) Each Partner shall be required to advance amounts to the Partnership up to an aggregate amount equal to its Capital Contribution, and may be required to re-advance amounts as provided for in this Agreement.

(e) Subject to Mosaic Feeder’s obligation to recontribute amounts pursuant to Sections 4.03 and 7.03, the General Partner shall make drawdowns of Capital Contributions from Partners pro rata to their respective Capital Contributions.

Section 4.03 Reserved Amounts; Recall Amounts.

(a) General. The General Partner may retain on behalf of and for the account of Limited Partners amounts that would otherwise be distributable to the Limited Partners pursuant to Article 7 hereof on any date (“Reserved Amounts”) (A) for the purpose of paying Partnership Expenses, including reimbursing the General Partner for any such amounts previously advanced and/or borne by it on behalf of the Partnership, or Partnership liabilities incurred by the Partnership through such date and (B) to maintain a reserve for the purpose of funding Partnership Expenses and liabilities anticipated to be incurred hereunder; provided that any Reserved Amounts with respect to the Ordinary Expenses shall not exceed $500,000 per annum.

(b) Mosaic Feeder agrees that following January 1, 2023, the General Partner may from time to time require Mosaic Feeder to return to the Partnership (or as otherwise required by the General Partner) an amount (the “Recall Amount”) equal to the sum of all [***] Proceeds less all [***] Contributions (excluding for these purposes the Initial Contribution), up to a maximum of $35 million in total for purposes of paying the applicable portion of the purchase price adjustment under the Purchase Agreement. Each payment of a Recall Amount shall be contributed to the Partnership (or as otherwise required by the General Partner) by wire transfer of immediately available funds as specified in writing by the General Partner upon at least ten (10) Business Days’ prior written notice (or upon at least five (5) Business Days’ prior written notice if and to the extent that the Partnership is contractually obligated to fund any related payment in a shorter time period than such ten (10) Business Day period). For the avoidance of doubt, the General Partner may utilize undistributed cash for any purposes permitted hereunder, including Recall Amounts, held by the Partnership in accordance with this Section 4.03(b) and Section 7.03(d), provided that any cash so held by the Partnership and so utilized shall be deemed to have been returned by Mosaic Feeder to the Partnership. Notwithstanding anything to the contrary in the Purchase Agreement, any Recall Amount contributed by the Mosaic Feeder pursuant to this Section 4.03(b) shall increase the Mosaic Feeder’s Capital Account balance, Capital Contribution and [***] Contribution.

(c) Unless otherwise agreed to in writing by the General Partner, all cash capital contributions to the Partnership shall be in Dollars. Furthermore, for the avoidance of doubt, any amounts due or contributed by the Mosaic Feeder pursuant to Section 4.03(b) shall not reduce or offset any amounts due pursuant to Section 7.03. Notwithstanding the foregoing, in the event a Trigger Event has occurred, Section 4.03(b) shall no longer apply such that the Recall Amount shall not be available and the Mosaic Feeder shall have no obligation to contribute such amount.

Section 4.04 Indebtedness. The Partnership shall not, without the prior written consent of the Mosaic Feeder, be permitted to directly, or indirectly via Intermediate Vehicles, to (x) incur any Indebtedness or (y) create any mortgage, charge, pledge or other encumbrance securing all or any of the assets of the Partnership or such Intermediate Vehicle as security for the repayment of such Indebtedness, in each case other than (i) in respect of borrowings or any activities of the GCM Funds in the ordinary course as set out in the GCM Funds’ governing documents or (ii) in the ordinary course and consistent with the General Partner’s prior practice in respect of carried interest arrangements or in respect of borrowings pursuant to the Term Loan (as defined in the Purchase Agreement), and provided further that the Indebtedness as permitted in clause (ii) above and any related mortgage, charge, pledge or other encumbrance securing all or any of the assets of an Intermediate Vehicle (whether with respect to the Subject Investments or otherwise) has no adverse effect on the distributions, including but not limited to the delay, deferral or forfeiture, that the Partnership is entitled to receive from or by reference to the Subject Investments nor is the Partnership allocated any costs, expenses or liabilities solely in respect of such Indebtedness.

ARTICLE 5

Partnership allocations

Section 5.01 General Application. The rules set forth in this Article 5 shall apply for the purpose of determining each Partner’s allocable share of the items of income, gain, loss and expense of the Partnership comprising Income or Loss of the Partnership for each fiscal year and adjusting the balance for each Partner’s Capital Account to reflect the aforementioned special allocations. For each fiscal year, the special allocations in Section 5.03 hereof shall be made immediately prior to the general allocations of Section 5.02 hereof.

Section 5.02 General Allocations. After taking into account special allocations under Section 5.03, all items of Partnership Income and Loss for a fiscal period shall be allocated among the Partners in a manner that causes their Capital Accounts to be equivalent to the manner in which distributions of Distributable Proceeds would be made under Section 10.03 upon a hypothetical liquidation of the Partnership, assuming that the Partnership was dissolved, its affairs wound up, its assets sold for cash equal to their respective Adjusted Asset Values, and all Partnership liabilities were satisfied, taking into account any resulting obligation for a Partner to contribute amounts to the Partnership pursuant to any provision hereunder.

Section 5.03 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. If there is a net decrease during a fiscal year in either Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article 5, each Partner shall receive such special allocations of items of Partnership income and gain as are required in order to conform to Treasury Regulations Section 1.704-2.

(b) Qualified Income Offset. Subject to Section 5.03(a) hereof, but notwithstanding any other provision of this Article 5, items of income and gain shall be specially allocated to the Partners in a manner that complies with the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3).

(c) Deficit Capital Accounts Generally. If a Partner has a deficit Capital Account balance at the end of any fiscal year which is in excess of the sum of (i) the amount such Partner is then obligated to restore pursuant to this Agreement, and (ii) the amount such Partner is then deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(g)(5), respectively, such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of income and gain of the Partnership for such fiscal year in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) in the amount of such excess as quickly as possible; provided, that any allocation under this Section 5.03(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article 5 have been tentatively made as if this Section 5.03(c) were not in this Agreement.

(d) Deductions Attributable to Partner Nonrecourse Debt. Partner Nonrecourse Deductions shall be specially allocated to the Partners in the manner in which they share the economic risk of loss (as defined in Treasury Regulations Section 1.752-2) for such Partner Nonrecourse Debt.

(e)  Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Partnership shall be specially allocated to the Partners in proportion to their respective Capital Account balances.

(f) To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment.

(g) Notwithstanding the foregoing, the General Partner, upon the advice and consultation of tax advisors or tax return preparers to the Partnership, may make allocations as may be needed to ensure that allocations are in accordance with the Code and the Treasury Regulations, so long as no such allocation results in a reduction to distributions to a Partner (other than Tax Distributions under Section 7.07) without such Partner’s prior written consent, not to be unreasonably withheld.

(h) Section 704(b) Allocations. Subject to Section 5.04(a), each item of income, gain, loss, or deduction for federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Income or Loss (a “Book Item”) shall be allocated among the Partners in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 5.02 or 5.03 hereof.

Section 5.04 Section 704(c) Allocations.

(a) Section 704(c) Allocations. In the event any property of the Partnership is credited to the Capital Account of a Partner at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to clause (b) of the definition of Adjusted Asset Value), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder using such method or methods permitted under Sections 704(c) as the General Partner shall determine.

(b) The tax allocations made pursuant to this Section 5.04 shall be solely for tax purposes and shall not affect any Partner’s Capital Account or share of non-tax allocations or distributions under this Agreement.

ARTICLE 6

Partnership Expenses

Section 6.01 Expenses.

(a) The Partnership shall bear all Partnership expenses (“Partnership Expenses”), including, but not by way of limitation:

(i) third-party valuation and/or appraisal fees, brokerage fees, finders fees, investment banking fees, legal fees, the premium for the insurance coverage referred to in Section 14.04(d), audit and accounting fees and expenses; fees and expenses incurred in connection with the maintenance of a registered office in the Cayman Islands; taxes and other governmental charges applicable to the Partnership on account of its existence and/or operations; fees incurred in connection with the maintenance of bank or custodian accounts and fees; and expenses associated with the preparation of the Partnership’s financial statements and other reports contemplated herein, tax estimates, tax returns and tax statements (such expenses, the “Ordinary Expenses”)which shall not include, without the prior written consent of the Mosaic Feeder, any ‘time cost charges’ of GCM Entities in respect of supporting the General Partner in the operation of the Partnership;

(ii) principal, interest and fees on borrowed money (to the extent such indebtedness is incurred, and permitted to be incurred, hereunder);

(iii) the costs of any litigation, judgment, litigation settlement and/or other indemnification or extraordinary, non-recurring expenses or liabilities directly relating to the affairs of the Partnership;

(iv) any obligation to indemnify the Indemnified Parties pursuant to Section 14.04, and any indemnification obligations of the Partnership to third-parties, including any Issuer, any legal expenses related thereto, and

(v) 50 per cent of all costs and expenses incurred by the General Partner or any of its Affiliates in connection with the organization of the Partnership, including legal, registration, accounting, filing, and other organizational expenses which shall exclude, for the avoidance of doubt, the fees of GCM Counsel and [***] Counsel in drafting and negotiating the Partnership Agreement and the Transaction Documents.

(b) In addition, the Partnership shall reimburse the General Partner for the direct and indirect costs of carrying on its business as General Partner of the Partnership provided, that such amounts do not exceed $100,000 per annum without the prior written approval of the Mosaic Feeder.

(c) The Partnership shall also bear any reasonable out-of-pocket expenses incurred by the General Partner in serving as or compensating the “Partnership Representative” for tax matters; the cost of liability and other insurance premiums for policies of which the Partnership is a beneficiary; all out-of-pocket expenses of preparing, printing and distributing reports to Partners; out-of-pocket costs associated with Partnership meetings; all legal, regulatory and accounting fees and expenses relating to the Partnership and its activities; all costs and expenses arising out of the Partnership’s indemnification obligations pursuant to this Agreement; and all expenses incurred by the Partnership or the General Partner on behalf of the Partnership that are not ordinary-course operating expenses.

(d) The Partnership shall bear all reasonable liquidation costs, fees, and expenses incurred by the General Partner or other liquidator in connection with the liquidation of the Partnership at the end of the Partnership’s term, specifically including but not limited to legal and accounting fees and expenses.

(e) To the extent that a Partner is entitled to reimbursement by the Partnership for any such expenses pursuant to this Section 6.01 and is also contractually entitled to reimbursement by a third party (i.e., by an entity that is not an Affiliate of such Partner) for such expenses, such Partner, as the case may be, shall use reasonable efforts to first seek reimbursement from such third party.

(f) Partnership expenses pursuant to this Section 6.01 generally shall be shared by all of the Partners pro rata based on their respective Capital Contributions, provided that expenses relating to a particular class of interests (i.e., Class A Interests and/or Class B Interests), as determined by the General Partner acting in good faith, shall be allocated to the Capital Accounts established in respect of such class to which such expense relates, and shall be shared pro rata in accordance with the relevant Capital Contributions related to such class.

(g) The Partnership shall pay or reimburse the General Partner or any other person advancing payment of such expenses, including any Partnership Expenses.

(h) The General Partner shall (i) promptly notify the Mosaic Feeder in the event the Partnership takes a reserve or pays any expenses and/or liabilities arising under the Transaction Documents other than the Purchase Price (as defined in the Purchase Agreement), those amounts set out in Section 7.03, the Recall Amount and expenses provided for in the Purchase Agreement to be borne by the Partnership, (ii) promptly notify Mosaic Feeder in the event the Partnership takes a reserve or pays any single Partnership Expense contemplated by Section 6.01 (a)(iii) and (a)(iv) in excess of $200,000 and (iii) obtain Mosaic Feeder’s prior written consent (such consent shall not be unreasonably withheld or delayed) solely with respect to amounts in connection with a single Partnership Expense contemplated by Section 6.01 (a)(iii) and (a)(iv) in excess of $500,000.

ARTICLE 7

Withdrawals by and Distributions to the Partners

Section 7.01 Interest. Except as provided in Section 7.06(a), no interest shall be paid to any Partner on account of its interest in the capital of or on account of its investment in the Partnership.

Section 7.02 Withdrawals by the Partners. No Partner may withdraw any amount from its Capital Account unless such withdrawal is permitted by and made pursuant to this Article 7 or Section 9.06 or the terms of the Purchase Agreement, the Put Agreement and other Transaction Documents, or as otherwise agreed by the Parties.

Section 7.03 Partners’ Obligation to Repay, Restore or Return Distributions.

(a) Except as required by the Partnership Act or this Agreement, a Limited Partner shall not be obligated at any time to repay, restore or return to the Partnership all or any part of any distribution made to it from the Partnership in accordance with the terms of this Agreement. In the event that a Partner is required to return a distribution pursuant to Section 34 of the Partnership Act, such distribution shall be returned without application of interest.

(b) If and to the extent that the Partnership is obligated to repay, restore or return to an Issuer any amounts distributed by such Issuer to the Partnership or any of the Partnership’s predecessors in interest, including pursuant to a “limited partner clawback” or “all partner clawback,” or “carried interest clawback” obligation, pursuant to any underlying recycling, recall or similar obligation to contribute or recontribute capital, pursuant to any clawback guarantee executed by the Partnership with respect to all or any Class A Related Assets or Class B Related Assets but excluding the Excluded Obligations (collectively, the “Clawback Amount”), and solely to the extent the Partnership does not have available capital and/or reserves necessary to fund such Clawback Amount, then the General Partner shall notify the Limited Partners of such Clawback Amount and require each Limited Partner to return to the Partnership an amount equal to such Limited Partner’s share of such Clawback Amount as determined in accordance with this Section 7.03. Each Limited Partner agrees to fund its share of each Clawback Amount, if any, within five (5) Business Days after the date of a written notice from the General Partner to make such contributions with respect to such Clawback Amount or sooner if the Partnership is required to repay any amounts prior to the date which, in the General Partner’s discretion, requires a shorter period of notice. Any distributions returned to the Partnership by a Limited Partner pursuant to this Section 7.03 shall be treated as if such amounts had never been distributed for purposes of Section 7.04.

(c) Notwithstanding Section 7.03(b) and subject to Section 7.04(c), any Clawback Amount that relates to the Acquired Pre-2016 Carry, but only to the extent that it relates to distributions of carried interest received or made prior to the Effective Date, shall be funded 100% by the Mosaic Feeder with respect to its Class A Interests; provided that the Mosaic Feeder shall not be required to fund more than, in the aggregate, $3,000,000 with respect to Clawback Amounts relating to the Acquired Pre-2016 Carry (any such amount, an “Existing Clawback”); provided, further, that the Mosaic Feeder shall not be required to return, pursuant to this Section 7.03(c), any amounts with respect to the Existing Clawback that are in excess of [***] Proceeds; provided, further that, to the extent the General Partner bears any amounts with respect to the Existing Clawback in excess of the [***] Proceeds, and the Mosaic Feeder is entitled to further distributions related to the Acquired Pre-2016 Carry, such distributions shall be adjusted to reimburse the General Partner for bearing such excess. For the avoidance of doubt, the $3,000,000 limitation shall not apply to any Partnership Giveback and any amounts recalled pursuant to this Section 7.03(c) shall not apply, relate to in any way or reduce the Recall Amount but shall be taken into account for the purposes of determining the amounts received by the Mosaic Feeder when calculating [***] Proceeds less [***] Contributions.

(d) Subject to Section 7.04(c), the aggregate Clawback Amount which relates to the Acquired Initial Post 2016 Carry (or the Acquired Adjusted Post 2016 Carry, as applicable), the Funded GP Interests, the Acquired Pre-2016 Carry (for which distributions of carried interest are received or made following the Effective Date) and the Future GP Commitments (the “Partnership Giveback”) shall be contributed by the Limited Partners, and the Limited Partners shall recontribute distributions with respect to the Class A Related Assets and the Class B Related Assets, as applicable, in the amounts and proportions necessary to effect a reversal of such distributions previously made pursuant to the applicable provision of Section 7.04. In no circumstances shall the Mosaic Feeder be required to contribute or return to the Partnership in respect of the Partnership Giveback and the Existing Clawback, an amount in excess of [***] Proceeds actually received by [***], Mosaic Feeder or any of their permitted transferees (and without duplication as to monies received by both Mosaic Feeder and [***], or any of their permitted transferees); provided that to the extent that the Partnership does not have sufficient reserves on hand and/or amounts subject to recall pursuant to this Agreement to pay a Partnership Giveback and/or Existing Clawback when due, the General Partner may, at least two (2) Business Days following notice to [***] of its intent, bear such Partnership Giveback and/or Existing Clawback funding obligation, and to the extent the Mosaic Feeder is entitled to further distributions with respect to the Acquired Initial Post 2016 Carry (or the Acquired Adjusted Post 2016 Carry, as applicable), the Funded GP Interests, the Acquired Pre-2016 Carry or the Future GP Commitments, such distributions shall be adjusted to reimburse the General Partner for bearing such excess Partnership Giveback and/or Existing Clawback.

(e) In the event the percentage of the Acquired Initial Post 2016 Carry allocated to Mosaic Feeder has stepped down pursuant to Section 7.04(b) to the Acquired Adjusted Post 2016 Carry, but the conditions for such step down (as set forth in Section 7.04(b)) are no longer met after accounting for any Partnership Giveback funded by the Mosaic Feeder pursuant to this section, the Acquired Adjusted Post 2016 Carry shall revert to the Acquired Initial Post 2016 Carry until such time as the conditions for the step down to the Acquired Adjusted Post 2016 Carry (as set forth in Section 7.04(b)) are again met.

Section 7.04 Distributions. The General Partner shall use its reasonable efforts to make distributions of Distributable Proceeds promptly after receipt thereof by the Partnership.

(a) Distributable Proceeds shall be distributed as follows:

(i) To the Partners pro rata as provided in Section 7.07;

(A), with respect to the Class A Related Assets, 100% of all Distributable Proceeds received by the Partnership from the Class A Related Assets shall be distributed to the Class A Limited Partners pro rata in accordance with their respective Capital Contributions with respect to the Class A Related Assets; and (B), with respect to the Class B Related Assets, (x) 100% of all Distributable Proceeds received by the Partnership from the Class B Related Assets in connection with the (AA) Acquired Initial Post 2016 Carry or the Acquired Adjusted Post 2016 Carry, as applicable, and (BB) the Future GP Commitments, shall be distributed to the Class B Limited Partners pro rata in accordance with their respective Capital Contributions with respect to the Class B Related Assets until the Mosaic Feeder has received distributions equal to 800% of the Capital Contributions made by the Mosaic Feeder with respect to Class B Interests; and (y) thereafter, all remaining proceeds received by the Partnership from the Class B Related Assets shall be distributed 100% to Holdings as a Class B Limited Partner with respect to its Class B Interests.

Notwithstanding the foregoing, if:

(ii) (A) as of December 31, 2022, the Mosaic Feeder has received [***] Proceeds, including any deemed distributions pursuant to Section 7.06, attributable to the Acquired Initial Post 2016 Carry and Acquired Adjusted Post 2016 Carry in excess of $30 million, or

(B) at any time prior to December 31, 2023, the Mosaic Feeder has received [***] Proceeds, including any deemed distributions pursuant to Section 7.06, attributable to the Acquired Initial Post 2016 Carry and Acquired Adjusted Post 2016 Carry in excess of $40 million, or

(C) at any time prior to December 31, 2024, the Mosaic Feeder has received [***] Proceeds, including any deemed distributions pursuant to Section 7.06, attributable to the Acquired Initial Post 2016 Carry and Acquired Adjusted Post 2016 Carry in excess of $50 million, providing that for the purposes of calculating the amount of [***] Proceeds received by the Mosaic Feeder in (A), (B) and (C) above, such [***] Proceeds shall be reduced by the amount of [***] Contributions made or deemed to be made by Mosaic Feeder in respect of any Partnership Giveback relating to the Acquired Initial Post 2016 Carry or Acquired Adjusted Post 2016 Carry; and

(iii) the NAV Test is satisfied, then the percentage of the Acquired Initial Post 2016 Carry allocated to the Mosaic Feeder as a Class B Limited Partner, through the Class B Interests, shall step down from 100% to 62.5% thereafter, and the distributable proceeds arising from the Acquired Initial Post 2016 Carry following such date shall be allocated and distributed 62.5% to the Mosaic Feeder and 37.5% to Holdings each as a Class B Limited Partner (such adjusted interest, the “Acquired Adjusted Post 2016 Carry”).

(b) In the event that the Partnership receives any payments from Holdings, CFIG Holdings, LLC or their respective Affiliates in connection with the GP Commitment Shortfall (as defined in the Master Investment Agreement), such amounts shall be distributed solely to the Mosaic Feeder in respect of its Class B Interest. Subject to the applicable conditions set forth in Section 4.03 and in connection with any amounts owed by a Limited Partner hereunder, as determined in each case by the General Partner, the Partnership may retain and reinvest or otherwise utilize a Limited Partner’s share of proceeds from Subject Investments to satisfy such Limited Partner’s share of the Partnership’s obligations with respect to such Subject Investment or any other Subject Investment and/or to fund such Limited Partner’s share of any applicable Partnership Expenses; and in each such case, any such amounts, other than in respect of amounts utilized for the Existing Clawback or Partnership Givebacks, shall not be treated as having been distributed to such Limited Partner and re-contributed thereby to the Partnership for all purposes of this Agreement. Any amount returned or reinvested in respect of a Limited Partner in connection with the Existing Clawback or a Partnership Giveback shall be treated as a distribution to such Limited Partner and immediate recontribution thereby to the Partnership.

(c) For the avoidance of doubt, the General Partner and/or Holdings may (but is not obligated to) (i) cause the Partnership to make any distributions to which the General Partner and/or Holdings is entitled to receive from the Partnership with respect to their respective Class A Interests and/or Class B Interests, to the Mosaic Feeder, with respect to its Class B Interests, and (ii) at any time make (or cause its Affiliate to make) any other additional contributions to the Partnership with respect to their respective Class B Interests. Any such contributions and distributions in clauses (i) and (ii) above shall, in each case, when allocated in respect of the Mosaic Feeder’s interests, be deemed [***] Proceeds and reduce accordingly (x) any amounts to which the Mosaic Feeder is entitled to hereunder with respect to its Class B Interests or under the Transaction Documents, and (y) the General Partner’s or its Affiliates’ obligation to fund the Future GP Commitments pursuant to the Master Investment Agreement. Any such additional distributions to the Mosaic Feeder shall be deemed to be a distribution related to its Class B Interests.

Section 7.05 Distributions In Kind.

(a) The General Partner may, in its sole discretion, cause the Partnership to distribute Securities pro rata to the Partners in kind.

(b) The value of any Securities distributed in kind shall be determined in accordance with Article 12.

(c) Each distribution in kind pursuant to this Section 7.05 shall be distributed as otherwise provided in this Article 7.

(d) Immediately prior to any distribution in kind, the Deemed Gain or the Deemed Loss of any Securities distributed shall be allocated to the Capital Accounts of the Partners as a Profit or Loss pursuant to Article 5.

(e) Securities distributed in kind shall be subject to such conditions and restrictions as the General Partner reasonably determines are legally required. Whenever types or classes of Securities are distributed in kind, each Partner shall receive its ratable portion of each type or class of Securities distributed in kind.

Section 7.06 Withholding Obligations.

(a) If and to the extent the Partnership (or any entity in which the Partnership directly or indirectly invests) is required by law (as determined in good faith by the General Partner) to make payments (“Tax Payments”)with respect to a Partner in amounts required to discharge any legal obligation of the Partnership or the General Partner (or any such underlying entity or its general partner) to make payments to any governmental authority of any level in any jurisdiction with respect to any tax liability of a Partner arising as a result of such Partner’s status or such Partner’s interest in the Partnership (including, without limitation, non U.S. taxes, U.S. federal withholding taxes, U.S. state withholding taxes, U.S. state unincorporated business taxes and any taxes arising under the Partnership Tax Audit Rules), the amount of any such Tax Payments shall (i) be payable by such Partner to the Partnership on demand by the General Partner or, at the General Partner’s discretion, by offset against any distribution that would otherwise be made to the Partner (which amount shall be deemed distributed for all purposes of this Agreement); (ii) include interest for the period from the later of (x) the date upon which the Partnership makes such payment or (y) the date five (5) days after notification by the Partnership to such Partner with respect to such Tax Payment (it being agreed that the General Partner shall use commercially reasonable efforts to notify such Partner at least ten (10) days prior to making any such payment) to the date of such contribution by such Partner at the prime rate then being charged by the bank at which the Partnership’s general bank account in the United States is maintained and (iii) include any costs and expenses relating to the collection of such contribution.

(b) If and to the extent the Partnership is required to make any Tax Payments with respect to any distribution to a Partner, either (i) such Partner’s proportionate share of such distribution shall be reduced by the amount of such Tax Payments (provided that the Partner’s Capital Account shall be adjusted pursuant to Section 13.02 for such Partner’s full proportionate share of the distribution), or (ii) such Partner shall pay to the Partnership prior to such distribution an amount of cash equal to such Tax Payments (and the amount paid shall be added to the applicable Partner’s Capital Account but shall not be deemed to be a Capital Contribution hereunder). In the event a portion of a distribution in kind is retained by the Partnership pursuant to clause (i) above, such retained Securities may, in the discretion of the General Partner, either (A) be distributed to the Partners in accordance with the terms of this Article 7 including this subsection (b), or (B) be sold by the Partnership to generate the cash necessary to satisfy such Tax Payments. If the retained Securities are sold, for purposes of income tax allocations only under this Agreement, any gain or loss on such sale or exchange shall be allocated to such Partner.

(c) Each Partner’s obligation to make payments to the Partnership under this Section 7.06 shall survive the transfer, forfeiture or other disposition of such Partner interest and the termination, winding up and dissolution of the Partnership, and, to the maximum extent not prohibited by applicable law, for purposes of this Section 7.06, the Partnership shall be treated as continuing in existence. The Partnership or the General Partner may pursue and enforce all rights and remedies it may have against each Partner under this Section 7.06, including instituting a lawsuit to collect such contribution with interest calculated at an annual compounded rate equal to ten percentage points per annum (but not in excess of the highest rate per annum permitted by applicable law as determined by the General Partner).

(d) For the avoidance of doubt, any taxes, penalties and interest payable under the Partnership Tax Audit Rules by the Partnership, any Subject Investment or any other fiscally transparent entity in which the Partnership owns an interest shall be treated as specifically attributable to the Partners of the Partnership as determined by the General Partner, and the General Partner shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such taxes, penalties or interest to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined by the General Partner in its sole discretion.

(e) For purposes hereof, “Partnership Tax Audit Rules” means Code §§6221 through 6241, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

Section 7.07 Tax Distributions.

(a) Whether or not distributions are made pursuant to Section 7.04 in any year, the Partnership shall, not less than annually, and may, at other times as reasonably determined in good faith by the General Partner, make a distribution (a “Tax Distribution”) to each Partner equal to the product of (i) the amount of the Partnership’s taxable income allocated to such Partner for the period with respect to which such estimated tax payment relates and (ii) the Assumed Tax Rate; provided, however, that the amount of any Tax Distribution made to a Partner pursuant to this Section 7.07(a) shall be reduced by the excess, if any, of (x) the total distributions made to such Partner in such taxable year (other than any Tax Distribution in respect of a prior taxable year) through the day before the relevant Tax Distribution date pursuant to this Article 7 over (y) the sum of the Tax Distributions as defined above to which such Partner was entitled for such taxable year, and may be increased by the sum of all Tax Distributions permitted to be made to such Partner in prior taxable years but not paid because of insufficient cash available to be distributed. The Partnership may make an additional distribution if necessary on or before March 1 of each year to correct for the difference between the Partner’s actual income for the prior taxable year and the amounts used to compute any interim Tax Distributions. Any Tax Distributions made on the basis of estimates of allocated Profits and Losses which exceed the actual amount of necessary Tax Distributions may be subtracted from future distributions (including Tax Distributions) to that Partner.

(b) Tax Distributions to a Partner shall be treated for all purposes of this Agreement as having been made with respect to the class or classes of interests such Partner holds, as appropriate.

(c) Any amount distributed to a Partner pursuant to this Section 7.07 shall reduce, on a dollar for dollar basis until fully recovered, any distribution to which a Partner is otherwise entitled under Section 7.04.

(d) Tax Distributions shall only be made to the extent the Partnership has available cash to make such distributions as determined by the General Partner in its reasonable good faith discretion.

(e) “Assumed Tax Rate” means, for the purposes of this Agreement, the highest effective marginal statutory combined rate of U.S. federal, state and local income taxes (including, without limitation, taxes imposed under Sections 1401 and 1411 of the Code) for a taxable year prescribed for an individual direct or indirect owner of the Partnership (taking into account the limitations on the deductibility of expenses and other items, and the character (e.g., long-term or short-term capital gain, ordinary or exempt income or “qualified dividend income”) of the applicable income).

ARTICLE 8

Management Duties And Restrictions; Covenants

Section 8.01 Management.

(a) Subject as expressly set forth in this Agreement, the General Partner shall have the sole and exclusive right to manage, control, and conduct the affairs of the Partnership and to do any and all acts on behalf of the Partnership, including exercise of rights to elect to adjust the tax basis of Partnership assets and to revoke such elections and, subject to Section 11.07, to make such other tax elections as the General Partner shall deem appropriate.

(b) The General Partner shall have the sole and exclusive right to make all filings and other administrative actions required of a general partner of an exempted limited partnership under the terms of the Partnership Act.

(c) Subject to the provisions of Section 8.05, the General Partner may not be removed without its prior written consent.

Section 8.02 No Control by the Limited Partners; No Withdrawal. The Limited Partners shall take no part in the conduct of the business of the Partnership nor shall any Limited Partner have any authority to act for or on behalf of the Partnership or to vote on any matter relative to the Partnership and its affairs except as is specifically contemplated by this Agreement and/or the Transaction Documents. Except as expressly set forth in this Agreement and in the Transaction Documents, no Limited Partner may withdraw or be required to withdraw from the Partnership.

Section 8.03 Covenants. Except as permitted pursuant to the other Transaction Documents, without the prior written consent of [***], the General Partner agrees that it shall not (and it shall cause its Affiliates not to) encumber, pledge, transfer or dispose of, either directly or indirectly, any Subject Investment.

Section 8.04 Trigger Event.

(a) In the event that:

(i) the General Partner causes the Partnership to sell, or the Partnership determines to forfeit, or forgo for any reason, more than 10% of the aggregate Class A Related Assets and Class B Related Assets without the consent of [***];

(ii) the General Partner breaches any Seller Fundamental Representation (as defined in the Purchase Agreement);

(iii) GCM Entities are removed under the relevant GCM Fund governing documents as the ultimate general partner of GCM Funds representing greater than 33% of GCM Entities’ assets under management (in relation only to the GCM Funds included in Exhibit A, current GCM Funds for which Future GP Commitments are included in Exhibit C, and GCM Funds for which Future GP Commitments are entered into); provided such removal results in the Partnership’s Carried Interest Entitlement reducing by more than 33% or a GP Interests Forfeiture Percentage of more than 33%; or

(iv) the investment periods of the GCM Funds representing greater than 33% of GCM Entities’ assets under management as of the Effective Date (as adjusted proportionately for distributions to [***] and valued as of the relevant calculation date (based on the most recent valuation data)) (in relation only to the GCM Funds included in Exhibit A, current GCM Funds for which Future GP Commitments are included in Exhibit C, and GCM Funds for which Future GP Commitments are entered into) are terminated (x) upon the election of investors in a GCM Fund or (y) automatically for reasons of “cause” under the relevant GCM Fund governing documents (provided, for the avoidance of doubt, that in the event that a GCM Fund or its investment period is terminated in the ordinary course and not pursuant to circumstances as described in clauses (x) or (y), such terminations shall not be included in the determination of whether the events described in (i), (iii) or (iv) of Section 8.04(a) have occurred), then within ninety (90) days of learning of such occurrence, Mosaic Feeder may provide written notice (the “Trigger Event Notice”) to the General Partner that it intends to exercise the Put Right (as defined in the Put Agreement). In the event that Mosaic Feeder does not provide a Trigger Event Notice during the ninety (90)-day period, the Put Right shall not be exercisable with respect to such occurrence. If Mosaic Feeder does provide a timely Trigger Event Notice, the General Partner may cure at its own expense such occurrence within ninety (90) days of receiving such notice (the “Cure Period”). If the General Partner fails to cure such occurrence within the Cure Period, a Trigger Event shall be deemed to have occurred (the “Trigger Event”).

Section 8.05 General Partner Removal. The Mosaic Feeder may remove and replace the General Partner as general partner of the Partnership where the General Partner has committed (i) actual fraud or (ii) bad faith, in each case as determined by a final and non-appealable judgment or order from a court or governmental body of competent jurisdiction ((i) and (ii) each a “Bad Act”). The General Partner shall notify Mosaic Feeder promptly, and in any event within five (5) Business Days, following the occurrence of a Bad Act. The General Partner shall remain the general partner of the Partnership until the replacement general partner is appointed as general partner; provided that the General Partner shall use commercially reasonable efforts to facilitate the appointment of the replacement general partner.

ARTICLE 9

Investment Representation; Redemption And Transfer Of Partnership Interests

Section 9.01 Investment Representation of the Limited Partners. This Agreement is made with the Limited Partners in reliance upon each Limited Partner’s representation and warranty to the Partnership, which by executing this Agreement each Limited Partner hereby confirms, that its interest in the Partnership is to be acquired for investment, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, and such Limited Partner understands that its interest in the Partnership has not been registered under the Securities Act and that any transfer or other disposition of the interest may not be made without registration under the Securities Act or pursuant to an applicable exemption therefrom. Each Limited Partner further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to its interest in the Partnership. The General Partner acknowledges that [***] intends to pledge its interest in Mosaic Feeder to the Lenders and such pledge shall not constitute a breach of the representation set out in this Section 9.01 by the Mosaic Feeder.

Section 9.02 Reserved.

Section 9.03 Redemption under the Put Agreement. Pursuant to the Put Agreement or any other agreement subsequently made between the parties thereto, the General Partner may exercise the Underlying Interest Election (as defined in the Put Agreement) to effect the Put Right, and the Class A Interests and Class B Interests held by Mosaic Feeder shall be redeemed in accordance with the Put Agreement.

Section 9.04 Transaction Documents. The parties hereto acknowledge that they have entered into the Transaction Documents, and agree that the terms of the Transaction Documents are incorporated herein by reference.

Section 9.05 Transfer by the General Partner. The General Partner shall not sell, assign, mortgage, pledge, charge or otherwise dispose of its interest in the Partnership or in its capital assets or property without the prior written consent of the Mosaic Feeder; provided, that without the consent of the Mosaic Feeder, the General Partner may, subject to the Partnership’s compliance with Section 4(4) of the Partnership Act, at the General Partner’s expense, be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or assign, pledge, charge or otherwise transfer all or any portion of its interest as the general partner of the Partnership to one or more of its Affiliates, and in connection with such transfer the General Partner may convert all or any portion of its interest as the general partner of the Partnership to a limited partner interest in the Partnership.

Section 9.06 Transfer by a Limited Partner. No Limited Partner shall, directly or indirectly, sell, assign, pledge, charge, mortgage, convey, hypothecate, encumber or otherwise dispose of or transfer its interest (or any portion thereof) in the Partnership (a “Transfer” (and “Transferred” shall be construed accordingly)) without the prior written consent of the General Partner, such consent not to be unreasonably withheld. The General Partner hereby agrees that an indirect Transfer by [***] of its interest in the Mosaic Feeder to the Lenders shall not be a breach of this Section 9.06.

ARTICLE 10

Termination And Liquidation Of The Partnership

Section 10.01 Termination of the Partnership. Upon the earliest to occur of one (1) of the following events, the General Partner shall take such steps as appropriate for the Partnership to be wound up and subsequently dissolved in accordance with this Article 10:

(a) upon the withdrawal, retirement, resignation, removal, bankruptcy, commencement of liquidation proceedings against, or insolvency, termination, winding-up or dissolution of the sole remaining General Partner of the Partnership, unless the Limited Partners within ninety (90) days of the Limited Partners receiving notice of such event, unanimously elect to continue the Partnership and appoint a new general partner and a statement required by the Partnership Act to effect the change in general partner of the Partnership has been filed with the Registrar of Exempted Limited Partnerships;

(b) following the one-year anniversary of the termination and completion of the final distribution of assets of all of the GCM Funds, at such time as the Partnership has distributed or sold all proceeds received by the Partnership from or with respect to the Subject Investments; or

(c) as otherwise required by the Partnership Act.

Following the completion of the winding up of the Partnership, the General Partner (or, if there is no General Partner, a liquidator appointed by the Limited Partners, as applicable) shall execute, acknowledge and cause to be filed a notice of dissolution of the Partnership with the Registrar of Exempted Limited Partnerships. Sections 36(1)(b) and 36(9) of the Partnership Act shall not apply to this Agreement.

Section 10.02 Winding Up Procedures.

(a) Promptly upon the commencement of the winding-up of the Partnership (unless the Partnership is continued in accordance with this Agreement or the provisions of the Partnership Act), the affairs of the Partnership shall be wound up and the Partnership’s assets liquidated. Profits and Losses (and items thereof) realized during the winding up period (including any Deemed Gain or Deemed Loss) shall be allocated among the Partners’ Capital Accounts pursuant to Article 5.

(b) Distributions during the winding-up period shall be made in cash or in kind. The General Partner or the liquidator (if appointed by the Limited Partners) shall use its good faith judgment as to the most advantageous time for the Partnership to sell Securities or to make distributions in kind.

Section 10.03 Payments in Liquidation. The assets of the Partnership shall be distributed in final liquidation of the Partnership in the following order and priority:

(a) to the creditors of the Partnership, including the Partners, in the order of priority established by law, either by payment or by establishment of reserves;

(b) to the General Partner in the amount of $10,000; and

(c) the balance of the Partnership’s assets, if any, shall thereafter be distributed in accordance with Section 7.04.

ARTICLE 11

Financial Accounting, Reports, Meetings And Voting

Section 11.01 Financial Accounting; Fiscal Year. The Register of the Partnership shall be kept in accordance with the provisions of this Agreement. The Partnership’s fiscal year shall be the calendar year.

Section 11.02 Records. Proper and complete books of account of the Partnership, copies of the Partnership’s tax returns for each fiscal year, the Subject Investments set forth in Exhibit A, the Schedule of Partners set forth in Exhibit B, such records and the Register as are required to be kept in accordance with the Partnership Act and this Agreement shall be kept under the supervision of the General Partner.

Section 11.03 Quarterly Reports. Commencing with the first full calendar quarter of Partnership operations occurring after the Admission Date, the General Partner shall prepare and transmit via electronic delivery to the Limited Partners within seventy-five (75) days of the end of each calendar quarter of each fiscal year, unaudited financial statements of the Partnership. In addition, the General Partner shall provide a valuation (consistent with the valuations prepared and furnished to investors in the GCM Funds) of the Mosaic Feeder’s Interest in the Partnership taking into account [***] Proceeds (including any Reserved Amounts, as applicable), [***] Contributions and the Net Asset Value of the unrealized Subject Investments and applying a 12% IRR Calculation thereto; provided, that the Mosaic Feeder acknowledges and agrees that such valuation will be for informational purposes only, and neither the General Partner, the Partnership nor any of their respective Affiliates will be able to make any assurances as to the accuracy of such valuation and shall have no liability whatsoever in respect thereof.

Section 11.04 Annual Report; Financial Statements of the Partnership. Subsequent to the Admission Date, the General Partner shall prepare and transmit via electronic delivery to the Limited Partners after the close of each Partnership fiscal year (beginning with the 2020 fiscal year) financial statements of the Partnership, including an income statement for the year then ended, a balance sheet as of the end of such year, a statement of cash flows and a statement of the Partner’s capital accounts. In the event that such financial statements cannot be delivered within one hundred and fifty (150) days of the end of a fiscal year, the General Partner shall prepare a draft thereof and the General Partner shall deliver to the Limited Partners such draft of such year-end financial statements within such time period. Agreed upon procedures in accordance with AICPA Statements on Standards for Attestation Engagements No. 18 shall be performed annually by one of the “Big Four” accounting firms selected by the General Partner. Such procedures may include agreeing cash balances to bank statements, agreeing contributions to and distributions from a sample of investments to unaudited fund financial information, agreeing carry distributions to supporting schedules provided by the fund accountant for a sample of realized proceeds, and agreeing all Partnership distributions against Section 7.04. An Independent Accountant’s Report will be provided with the annual financial statements of the Partnership. The Mosaic Feeder shall be entitled, at its expense and upon its reasonable request from time to time, to be provided with copies of the audited financial statements of any of the GCM Funds that relate to the Subject Investments and the General Partner shall provide such copies within a reasonable time of such request and shall be entitled to redact the names of any investor in such GCM Funds, all individual investors’ capital account information, investment information, and any other identifying information as required to comply with the General Partner’s confidentiality obligations.

Section 11.05 Tax Returns. The General Partner shall use its commercially reasonable efforts to cause the Partnership to furnish to each Partner, within one hundred and five (105) days after the end of each fiscal year, an estimate of such Partner’s distributive share of the Partnership’s income and deductions for the prior fiscal year. As soon as reasonably practicable thereafter, the General Partner shall cause the Partnership to furnish to each Partner a U.S. Schedule K-1 for such fiscal year.

Section 11.06 Partnership Representative. The General Partner shall act as or appoint the “partnership representative” of the Partnership for purposes of the Partnership Tax Audit Rules (the “Partnership Representative”)and act as or appoint any similar representative under any comparable provision of the laws of a state of the United States and under any similar tax law of any relevant countries or geopolitical land areas/nations. In addition, (a) the General Partner is hereby authorized to take, or cause the Partnership to take, such other actions as may be necessary or advisable pursuant to U.S. Department of Treasury Regulations or other guidance to ratify the designation, pursuant to this Section 11.06, of the General Partner (or any person or entity selected by the General Partner) as the “Partnership Representative”; and (b) each Limited Partner agrees to take such other actions as may be requested by the General Partner to ratify or confirm any such designation pursuant to this Section 11.06. Each Partner further agrees (i) that it will not take any position with respect to any Partnership item in any tax return, refund claim, or other document filed with any tax authority, in any tax information statement (including, without limitation, any Schedule K-1) delivered to its members or beneficial owners, or in connection with an audit of the Partner’s tax returns, nor (ii) make any other written filing, disclosure, or communication to or with any other person (other than solely to and among the investors, their Affiliates and their respective advisors and auditors), that in the case of either (i) or (ii) is inconsistent with (or provides a basis for taking a position inconsistent with) the positions taken by the Partnership on income tax returns or Schedules K-1, in each case, that have been previously provided to such Partner (an “Applicable Tax Document”)or suggests that the tax return positions reflected on any Applicable Tax Document are or may be incorrect, provided that this Section 11.06 shall not be violated by (x) a Limited Partner taking or acting upon a position recommended by its tax advisors as necessary to comply with applicable tax law, (y) providing any documents or other information pursuant to any judicial order or rule or to any governmental authority at their request or (z) disclosing any documents or other information in connection with any litigation with the Partnership, the General Partner or any of their respective Affiliates. If the Partnership Representative is required by law or regulation to incur fees and expenses in connection with tax matters not affecting all the Partners, the Partnership shall be entitled to reimbursement from those Partners on whose behalf such fees and expenses were incurred. To the fullest extent permitted by law, but subject to the limitations and exclusions of Section 14.04, the Partnership agrees to indemnify the “Partnership Representative” and its agents and save and hold each of them harmless, from and in respect to all (a) fees, costs and expenses in connection with or resulting from any claim, action, or demand against the Partnership Representative, the Partnership, the General Partner, its members and employees and Affiliates of the foregoing that arise out of or in any way relate to the Partnership Representative’s status as the “partnership representative” for the Partnership and (b) all such claims, actions, and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action, or demand, other than, in each case for any action or inactions taken by the “Partnership Representative” that constitute Excluded Conduct.

Section 11.07 Tax Matters.

(a) The General Partner shall not cause the Partnership to elect (i) to be excluded from the provisions of Subchapter K of the Code or any comparable provisions of state law, or (ii) to be classified as any entity other than a partnership for United States federal or state income tax purposes. Each Partner shall file any tax returns consistent with such treatment. The General Partner may, but shall not be obligated to, cause the Partnership to make any other tax election not otherwise prohibited by this Agreement, including an elections under Section 754 and Section 6226 of the Code.

(b) The Partners acknowledge and agree that (i) the Partnership is intended to constitute a partnership for U.S. federal, state and local tax purposes; (ii) each Limited Partner’s interest in the Partnership is intended to constitute an equity interest in the Partnership and not a debt interest in the Partnership; (iii) any payments characterized as “purchase price adjustments” under the Purchase Agreement shall be reported as such for tax purposes and not as a guaranteed payment to the Mosaic Feeder pursuant to Section 707(c) of the Code; and (iv) no Partner shall take a position inconsistent with the foregoing for any tax or other purpose.

(c) The Limited Partners acknowledge that the General Partner has filed Internal Revenue Service Form 8832 with respect to the Partnership requesting classification as a partnership for U.S. federal income tax purposes with an effective date no later than the day this Agreement is executed.

Section 11.08 Confidential Information.

(a) This Agreement and all Confidential Information (as defined below) that any Limited Partner may receive pursuant to or in accordance with this Agreement, or otherwise as a result of its ownership of an interest in the Partnership, constitute proprietary and confidential information about the Partnership, the Partners, and the Issuers (the “Affected Parties”). The Limited Partners acknowledge that the Affected Parties derive independent economic value from the Confidential Information not being generally known and that the Confidential Information is the subject of reasonable efforts to maintain its confidentiality. No Limited Partner shall reproduce any of the Confidential Information or portion thereof or make the contents thereof available to any third party other than (i) a disclosure on a need-to-know basis to such Limited Partner’s legal, accounting or investment advisers, auditors, and representatives (collectively, “Advisers”)without the prior written consent of the General Partner, except to the extent compelled to do so in accordance with applicable law, legal process or regulation or pursuant to a request by a governmental or similar authority, or (ii) with the General Partner’s prior written consent (such consent not to be unreasonably withheld), as may be reasonably required to be disclosed to Mosaic Feeder’s third party lenders (approved in writing by [***]) solely in connection with the borrowing by Mosaic Feeder to make the Initial Contribution (the “Lenders”). Each Limited Partner agrees to notify such Limited Partner’s Advisers or the Lenders about their obligations in connection with this Section 11.08(a) and will further use its good faith efforts to cause such Advisers or the Lenders to abide by the aforesaid provisions of this Section 11.08(a). Each Limited Partner shall be responsible for the breaches of this Section 11.08 by its Advisers.

(b) In the event that a Limited Partner is requested or required to disclose any Confidential Information, such Limited Partner shall, to the extent legally permissible, provide the General Partner with prompt notice of such request or requirement so that the General Partner may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.08. If, in the absence of a protective order or other remedy or the receipt of a waiver from the General Partner or otherwise, a Limited Partner is nonetheless, based on the advice of its counsel, legally compelled or required to disclose the Confidential Information, such Limited Partner may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises it is legally required to be disclosed, provided that such Limited Partner, as the case may be, exercises reasonable efforts to preserve the confidentiality of the Confidential Information.

(c) Notwithstanding anything herein to the contrary, including, without limitation Section 11.08(a), the General Partner agrees that each Limited Partner may disclose the following information to the current and prospective investors of such Limited Partner and of such Limited Partner’s Affiliates, including any agents of such limited partners and prospective investors, to the extent that such agents are bound by confidentiality obligations substantially similar to those herein (and on the basis that such disclosing Limited Partner bears responsibility hereunder for any breach by any such person to whom such information is disclosed): (i) the name, address and vintage year of the Partnership; (ii) the fact that such Limited Partner is a limited partner of the Partnership; (iii) the aggregate dollar amount of Limited Partner’s Capital Contributions made (and deemed made) to the Partnership; (iv) the Net Asset Value of Limited Partner’s interest in the Partnership; (v) the aggregate amount of distributions received (and deemed received) by such Limited Partner from the Partnership; and (vi) such ratios and performance information (including the net internal rate of return of the Partnership, the investment multiple of the Partnership and dollar amount of gross profit received by such Limited Partner by the Partnership), in each case as calculated by such Limited Partner using the information in clauses (iii) through (vi) above. The Class A Limited Partners and their Affiliates may use the Partnership’s name in their reports (if any) to their respective investors and their respective Affiliates that have invested. The Mosaic Feeder shall be entitled to disclose, and there shall be no restriction on disclosure of all Confidential Information, to [***], which has contractually agreed to maintain the confidentiality of such Confidential Information and adhere to the confidentiality provisions of this Section 11.08; provided that the Mosaic Feeder shall be liable for any breach by [***] in connection with any disclosure of the Confidential Information other than as permitted by the [***] Side Letter.

(d) Notwithstanding anything contained herein to the contrary, the General Partner has the right not to disclose any Confidential Information to any Limited Partner if the General Partner determines that such disclosure would violate applicable law.

(e) The parties acknowledge that remedies at law will be inadequate to protect the non-breaching party against any actual or threatened breach of this Section 11.08. Without prejudice to any other rights and remedies otherwise available to the non-breaching party, the parties agree that for any breach or threatened breach of this Section 11.08, the non-breaching party will be entitled to injunctive and/or other equitable relief.

(f) For purposes of this Section 11.08 and this Agreement, “Confidential Information” shall mean any and all business, financial, strategic and technical information and materials and all other non-public information (whether provided in writing, orally, electronically or in any other media or form) disclosed, or made available to a Limited Partner, by or on behalf of the Partnership, with respect to the Partnership, regardless of whether they are marked or otherwise identified as “confidential,” and whether disclosed before or after the date of this Agreement. Without in any way limiting the generality of the foregoing, Confidential Information with respect to the Partnership shall be deemed to include the General Partner, its Subsidiaries, the GCM Funds and the Subject Investments, and any of their respective businesses, products, clients and shall also be deemed to include, without limitation: (i) the identity of actual or potential business partners, associates or investors, managers, business opportunities and each party’s potential interest therein; (ii) any identification and/or contact information; (iii) investment positions, performance and strategies implemented, designed or considered for use by the Partnership, the General Partner and any of its Subsidiaries or the GCM Funds and the Subject Investments; (iv) the legal names, offering materials, special liquidity terms, allocation percentages and monthly performance data of any GCM Funds or any investment manager; (v) analytical memos, research reports, studies, analysis and compilations prepared by the Partnership, the General Partner or any of its Subsidiaries or the GCM Funds; (vi) strategic or business plans, business or related models, forecasts, client or investor lists and related information prepared by the Partnership, the General Partner or any of its Subsidiaries or the GCM Funds; (vii) the contractual or financial arrangements by, between or among the Partnership, the General Partner or any of its Subsidiaries or the GCM Funds, any Affiliate of the Partnership, the General Partner or any of its Subsidiaries or the GCM Funds, or any manager, member, limited partner, shareholder, employee, representative or agent of the Partnership, the General Partner or any of their Affiliates; (viii) all analysis, compilations, studies or other materials prepared by any Limited Partner, in whatever form, related to the Partnership, the General Partner or any of its Subsidiaries or the GCM Funds to the extent that they contain any information otherwise described in this paragraph; (ix) trade secrets, computer programs, software, software manuals and documentation, technology, systems, source code, databases, applications engine protocols, routines, models, displays and manuals, including, without limitation, the selection, coordination and arrangement of the contents thereof, formulas, data, inventions, methodologies, algorithms, techniques, processes, strategic plans, forecasts, training materials, methods of operation, internal controls, security procedures, and third-party confidential information; and (x) all other information and materials relating to the business of the Partnership, any of its Subsidiaries or the GCM Funds and the businesses in which they are engaged. Notwithstanding the foregoing, the following will not constitute Confidential Information: (a) information which is or becomes publicly available through no violation of this Agreement by the recipient of such information and (b) information which is independently developed by the recipient of such information without use of information that otherwise constitutes Confidential Information.

Section 11.09 Electronic Delivery of Partnership Correspondence, Reports and Information. Each Partner hereby agrees and consents to receive correspondence (including, without limitation, distribution notices and capital contribution notices) from the Partnership and the General Partner, the Partnership’s quarterly and annual financial statements, capital account statements and Schedules K-1 (Partner’s Share of Income, Deductions, Credits, etc.) electronically via email, the Internet, and/or another electronic reporting medium in lieu of paper copies.

ARTICLE 12

Valuation

Section 12.01 Valuation. Subject to the specific standards set forth below, the valuation of Securities and other assets and liabilities under this Agreement shall be in accordance with the valuation policy of GCM Grosvenor then in effect, as the same may be amended from time to time, including the name of such policy provided such valuation policy is consistent with the valuation policy applied in respect of the GCM Funds in which the Subject Investments are held.

ARTICLE 13

Certain Definitions

Section 13.01 Accounting Period. An “Accounting Period” shall be (a) a calendar year if there are no changes in the Partners’ respective interests in the Profits or Losses of the Partnership during such calendar year except on the first day thereof or (b) any other period beginning on the first day of a calendar year, or any other day during a calendar year upon which occurs a change in such respective interests, and ending on the last day of a calendar year, or on the day preceding an earlier day upon which any change in such respective interest shall occur. Notwithstanding the foregoing, the General Partner may from time to time cause allocations to be made to the Partners’ Capital Accounts as if an Accounting Period had ended and a new Accounting Period shall commence on the next subsequent day, it being anticipated that such an allocation may be made in connection with Partnership distributions or at such other times if, in the General Partner’s reasonable judgment, circumstances make it reasonable to do so.

Section 13.02 Adjusted Asset Value. The “Adjusted Asset Value” with respect to any asset shall be the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Adjusted Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of contribution, as determined by the contributing Partner and the Partnership.

(b) In the discretion of the General Partner, the Adjusted Asset Values of all Partnership assets may be adjusted to equal their respective gross fair market values, as determined by the General Partner, and the resulting unrealized profit or loss allocated to the Capital Accounts of the Partners pursuant to Article 5, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution and (ii) upon distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets, unless all Partners receive simultaneous distributions of either undivided interests in the distributed property or identical Partnership assets in proportion to their interests in Partnership distributions as provided in Section 7.04 and 7.05.

(c) The Adjusted Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, and the resulting unrealized profit or loss allocated to the Capital Accounts of the Partners pursuant to Article 5, as of the dissolution of the Partnership either by expiration of the Partnership’s term or the occurrence of an event described in Section 10.01.

(d) If the Adjusted Asset Value of a Partnership asset has been determined or adjusted pursuant to clause (a) or (b) above, such Adjusted Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Income or Loss.

Section 13.03 Adjusted Capital Account Deficit. “Adjusted Capital Account Deficit” means, with respect to any Partner, a deficit balance in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit from such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

(c) The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

Section 13.04 Admission Date. “Admission Date” shall mean the Closing Date (as defined in the Purchase Agreement).

Section 13.05 Affiliate. An “Affiliate” of any person shall mean any person that directly or indirectly controls, is controlled by, or is under common control with, the specified person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise, and is not limited, for instance, to the ownership of more than fifty percent (50%) of the voting securities of a corporate person; provided that, for the avoidance of doubt, any GCM Fund, its portfolio companies (as such term is commonly understood in the private equity industry) and any Subsidiaries thereof shall not be deemed an Affiliate of a GCM Entity.

Section 13.06 Agreement. This “Agreement” shall mean this Second Amended and Restated Exempted Limited Partnership Agreement, as may be amended, supplemented, or updated from time-to-time.

Section 13.07 Business Day. A “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which commercial banks are authorized by law to close in Chicago, Illinois or New York City, New York, USA.

Section 13.08 Capital Contribution. “Capital Contribution” means, with respect to any Partner, a cash contribution actually made by such Partner to the Partnership pursuant to this Agreement, unless such contribution is not treated as a Capital Contribution by the express terms of this Agreement.

Section 13.09 Carried Interest Entitlement. “Carried Interest Entitlement” shall be determined on the Closing Date and shall be the product of 0.5 times the Carried Interest Entitlement Formula applied to each GCM Fund in which the Partnership has an economic interest as a result of the Acquired Pre-2016 Carry, Acquired Initial Post 2016 Carry and the Acquired Adjusted Post 2016 Carry.

Section 13.10 Carried Interest Entitlement Formula. “Carried Interest Entitlement Formula” means the aggregate commitments to the relevant GCM Fund multiplied by the percentage of carried interest provided for in the governing documents of the relevant GCM Fund (taking into account any adjustment to that percentage as a result of vesting provisions or partial or full forfeiture to the extent applied for any reason or any discount or rebate agreed with an investor in the relevant GCM Fund) multiplied by the Partnership’s economic share of such carried interest as set out in Schedule 1.

Section 13.11 Class A Interests. “Class A Interests” shall mean the interest in the Partnership held by each Class A Limited Partner with respect to the Class A Related Assets.

Section 13.12 Class A Limited Partners. “Class A Limited Partners” shall mean each of the General Partner, the Mosaic Feeder and Holdings as holders of the Class A Interests.

Section 13.13 Class A Related Assets. “Class A Related Assets” means the Acquired Pre-2016 Carry and the Funded GP Interests.

Section 13.14 Class B Interests. “Class B Interests” shall mean the interest in the Partnership held by each Class B Limited Partner with respect to the Class B Related Assets.

Section 13.15 Class B Limited Partners. “Class B Limited Partners” shall mean each of the General Partner, the Mosaic Feeder and Holdings as holders of the Class B Interests.

Section 13.16 Class B Related Assets. “Class B Related Assets” means the Acquired Initial Post 2016 Carry or the Acquired Adjusted Post 2016 Carry, as applicable, and the Future GP Commitments and any other proceeds received by the Partnership.

Section 13.17 Code. The “Code” is the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

Section 13.18 [***]. “[***]” shall mean [***].

Section 13.19 [***] Contribution. “[***] Contribution” means the sum of, without duplication, (i) the Initial Contribution and (ii) any amounts contributed, or returned by the Mosaic Feeder, or retained in the Partnership and reinvested or utilized pursuant to Section 4.03(b), Section 7.03(b) and Section 7.03(d).

Section 13.20 [***] Counsel. “[***] Counsel” means Proskauer Rose LLP and Proskauer Rose (UK) LLP

Section 13.21 [***] Proceeds. The “[***] Proceeds” are (x) all amounts and distributions received by [***], Mosaic Feeder or any of their permitted transferees (and without duplication as to monies received by both Mosaic Feeder and [***], or any of their permitted transferees), (y) (i) any proceeds from the incurrence of indebtedness (if incurred hereunder), (ii) any Potential GCM Payments, or (iii) any proceeds otherwise received in connection with the Transaction (as defined in the Purchase Agreement) and to the extent paid to the Partnership and distributed to [***], Mosaic Feeder or any of their permitted transferees without duplication of (x) above, and (z) without duplication of any amounts in (x) and (y), any amounts contributed, returned, or retained and reinvested by Mosaic Feeder to the Partnership pursuant to Sections 4.03(b), 7.03(b), and 7.03(d) and excluding, for the avoidance of doubt, any proceeds utilized to meet Partnership Expenses and/or liabilities or retained to meet anticipated Partnership Expenses and/or liabilities to be incurred by the Partnership other than, in each case, in respect of those amounts referred to in (z) above.

Section 13.22 [***] Side Letter. “[***] Side Letter” shall mean the side letter agreement by and between the general partner of the Mosaic Feeder, and [***] in connection with [***]’s commitment to the Mosaic Feeder on or around the date of this Agreement.

Section 13.23 Deemed Gain Or Deemed Loss. The “Deemed Gain” from any in kind distribution of Securities shall be equal to the excess, if any, of the fair market value of the Securities distributed (valued as of the date of distribution in accordance with Section 12.01), over the aggregate Adjusted Asset Value of the Securities distributed. The “Deemed Loss” from any in kind distribution of Securities shall be equal to the excess, if any, of the aggregate Adjusted Asset Value of the Securities distributed over the fair market value of the Securities distributed (valued as of the date of distribution in accordance with Section 12.01).

Section 13.24 Depreciation. “Depreciation” shall mean for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such fiscal year, except that (a) with respect to any asset the gross asset value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year and which difference is being eliminated by use of the “remedial method” as defined by Section 1.704-3(d) of the Treasury Regulations, Depreciation for such fiscal year shall be the amount of book basis recovered for such fiscal year under the rules prescribed by Section 1.704-3(d)(2) of the Treasury Regulations, and (b) with respect to any other asset the gross asset value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning gross asset value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning gross asset value using any reasonable method selected by the General Partner.

Section 13.25 Distributable Proceeds. “Distributable Proceeds” shall mean any proceeds received by the Partnership and available for distribution as determined by the General Partner. For the avoidance of doubt, amounts (i) not otherwise provided by the Partnership Agreement and otherwise required to be retained under the Partnership Act, (ii) returned to the Partnership under the Purchase Agreement, including under Section 2.04, (iii) contributed or returned by [***], Mosaic Feeder or any of their permitted transferees to the Partnership pursuant to Sections 4.03(b), 7.03(b) or 7.03(d), and (iv) retained pursuant to Section 4.03(a), are not “Distributable Proceeds.”

Section 13.26 Dollars. All references to “Dollars” figures in this Agreement relate to United States dollars.

Section 13.27 ERISA. “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 13.28 Excluded Obligations. “Excluded Obligations” as defined in the Purchase Agreement.

Section 13.29 Funded GP Interests. “Funded GP Interests” shall mean all existing general partner commitments as listed on Exhibit A hereto.

Section 13.30 Future GP Commitments. “Future GP Commitments” shall have the meaning given to such term in the Master Investment Agreement and shall, for the avoidance of doubt, include any proceeds with respect to the investments made pursuant to such Future GP Commitments.

Section 13.31 General Partner. “General Partner” means Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership, and any general partner substituted therefor and admitted as a general partner of the Partnership in accordance with this Agreement, each in its capacity as a general partner of the Partnership.

Section 13.32 GCM Counsel. “GCM Counsel” means Simpson Thacher & Bartlett LLP and Foley.

Section 13.33 GCM Default. “GCM Default” means the occurrence of a default of the obligation to pay the Potential GCM Payments (as defined in the Purchase Agreement) to [***] pursuant to the Purchase Agreement, which default has not been cured within twenty Business Days after written notice by [***] to the Partnership.

Section 13.34 GCM Entities. “GCM Entities” means the General Partner and its Subsidiaries; provided that, for the avoidance of doubt, “GCM Entity” shall exclude any GCM Fund, its portfolio companies (as such term is commonly understood in the private equity industry) and any Subsidiaries of any such GCM Fund or portfolio company.

Section 13.35 GCM Fund. “GCM Fund” means an investment fund, investment vehicle or managed account, regardless of legal or juridical structure or form, to which the General Partner or any Subsidiary serves as sponsor, general partner, manager, managing member, investment manager, investment adviser, sub-adviser, or in such other similar capacity however described.

Section 13.36 GCM Fund GP. “GCM Fund GP” means the general partner (or operator in similar capacity) of the applicable GCM Fund.

Section 13.37 GP Entity. “GP Entity” means Mosaic GP Entity, L.P., a Delaware limited partnership.

Section 13.38 GP Interests Forfeiture Percentage. “GP Interests Forfeiture Percentage” means a percentage equal to (a) the aggregate Net Asset Value of the forfeited economic entitlements relating to the Funded GP Interests and all Future GP Commitments that have been funded attributable to the GCM Funds for which the GCM Entities were removed, determined as of the immediately preceding quarter-end financial reporting prior to the time of such removal in accordance with the Article 12 hereof, divided by (b) the sum of (w) the aggregate Net Asset Value of all Funded GP Interests and Future GP Commitments determined as of the Effective Date, (x) the cost of all additional contributions made following the Effective Date with respect to the Funded GP Interests and Future GP Commitments, (y) all Future GP Commitments not yet funded , and (z) all proceeds realized in respect of Funded GP Interests and Future GP Commitments as of the time of such removal.

Section 13.39 Holdings. “Holdings” shall have the meaning ascribed to such term in the preamble.

Section 13.40 Income and Loss. “Income” and ‘Loss” shall mean, for each fiscal year or other period, any item of Partnership income, gain, loss or deduction calculated in accordance with U.S. federal income tax accounting principles, with the following adjustments:

(a) Any item of Partnership income that is exempt from federal income tax, to the extent not otherwise taken into account in computing Income pursuant to this paragraph, shall be included as an item of Income.

(b) Any expenditures of the Partnership described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), to the extent not otherwise taken into account as an item of Loss pursuant to this paragraph, shall be included as an item of Loss;

(c) In the event the gross asset value of any Partnership asset is adjusted pursuant to subdivisions (b) or (c) of the definition of gross asset value herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income or Loss;

(d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its gross asset value; and

(e) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year, computed in accordance with the definition of Depreciation.

Section 13.41 Initial Contribution. “Initial Contribution” shall mean the initial contribution made to the Partnership by the Mosaic Feeder of $173,327,307 on or shortly after the Mosaic Feeder’s admission to the Partnership as a Limited Partner.

Section 13.42 Indebtedness. “Indebtedness” means, with respect to a Person, (a) indebtedness of such Person for borrowed money, (b) any obligations of such Person evidenced by any note, bond, debenture, promissory note or other debt security or similar instrument, (c) letters of credit to the extent drawn by such Person and (d) indebtedness of the type referred to in the foregoing clauses (a) – (c), whether by the first Person or any other Person, that is guaranteed by such first Person.

Section 13.43 Issuer. “Issuer” shall mean, with respect to each Subject Investment, the issuer of such Subject Investment.

Section 13.44 Intermediate Vehicle. “Intermediate Vehicle” shall mean (a) as of the date hereof, the entities set forth on Section 1.01(a) of the Seller Disclosure Schedule in the Purchase Agreement and (b) any other Person that hereafter (i) directly or indirectly, holds an interest in a GCM Fund and (ii) in which the Partnership is directly or indirectly invested including, without limitation to the generality of the foregoing, Newco Subsidiary; provided that none of the following shall be deemed to be an Intermediate Vehicle: (1) any GCM Fund, (2) any Subsidiary of any of the foregoing in clause (1), (3) any other Person in which any of the foregoing in clauses (1) or (2) holds any interest or (4) GP Entity.

Section 13.45 Lenders. “Lenders” shall have the meaning set out in Section

11.08.

Section 13.46 Limited Partners. “Limited Partners” shall mean, collectively, the Class A Limited Partners and the Class B Limited Partners.

Section 13.47 Master Investment Agreement. “Master Investment Agreement” shall mean that certain Master Investment Agreement by and among CFIG Holdings, LLC, certain of its Affiliates and Mosaic Newco Subsidiary, L.P., dated as of March 4, 2020, as such agreement may be modified from time to time pursuant to its terms.

Section 13.48 Mosaic Feeder. The “Mosaic Feeder” shall have the meaning ascribed to such term in the preamble.

Section 13.49 NAV Test. “NAV Test” shall be deemed satisfied if (x) the sum of (i) the Net Asset Value of all Funded GP Interests and Future GP Commitments and (ii) the liquidation value at Net Asset Value (determined consistently with the General Partner’s prior practices) of the Acquired Pre-2016 Carry, Acquired Initial Post 2016 Carry and Acquired Adjusted Post 2016 Carry, divided by (y) the sum of (i) an amount resulting in a 12% IRR on [***] Contributions less [***] Proceeds (excluding any amount recontributed or retained and utilized pursuant to Section 4.03(b)) and (ii) any amount recontributed or retained and utilized pursuant to Section 4.03(b), equals or exceeds 1.25x. All calculations with respect to the NAV Test shall be based on the Net Asset Values as reported in the immediately preceding quarter-end financial reporting.

Section 13.50 Net Asset Value. “Net Asset Value” shall have the meaning determined consistently with the General Partner’s practices.

Section 13.51 Net Income. “Net Income” shall mean, for each fiscal year of the Partnership, the amount, if any, by which all items of Income during such fiscal year exceed all items of Loss.

Section 13.52 Newco Subsidiary. “Newco Subsidiary” means Mosaic Newco Subsidiary, L.P., a Delaware limited partnership.

Section 13.53 Nonrecourse Deductions. “Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

Section 13.54 Nonrecourse Liability. “Nonrecourse Liability” shall have the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

Section 13.55 Ordinary Expenses. “Ordinary Expenses” has the meaning set forth in Section 6.01(a)(i).

Section 13.56 Partner Nonrecourse Debt. “Partner Nonrecourse Debt” shall have the meaning given set forth in Treasury Regulations Section 1.704-2(b)(4).

Section 13.57 Partner Nonrecourse Debt Minimum Gain. “Partner Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if the Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

Section 13.58 Partner Nonrecourse Deductions. “Partner Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

Section 13.59 Partnership Act. “Partnership Act” shall mean the Exempted Limited Partnership Law (2018 Revision) of the Cayman Islands, as amended from time to time, or any successor statute.

Section 13.60 Partnership Agreement. “Partnership Agreement” shall mean the applicable GCM Fund Partnership Agreement, as the context so requires.

Section 13.61 Partnership Minimum Gain. “Partnership Minimum Gain” shall have the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2), 1.704-2(d).

Section 13.62 Purchase Agreement. “Purchase Agreement” shall mean that certain Purchase and Sale Agreement by and among the General Partner, the Partnership, CFIG Holdings, LLC, Grosvenor Capital Management, L.P. and GCM Investments GP, LLC, dated as of March 4, 2020, as such agreement may be modified from time to time pursuant to its terms.

Section 13.63 Put Agreement. “Put Agreement” shall mean the put agreement between [***], Mosaic Feeder L.P., and the General Partner dated as of March 4, 2020, as such agreement may be modified from time to time pursuant to its terms.

Section 13.64 Recontribution Date. “Recontribution Date” shall mean in respect of any proceeds retained by the Partnership pursuant to Section 4.03(b), Section 7.03(b) or Section 7.03(d) the date such amount in each case is utilized or deemed utilized by the Partnership to pay the Recall Amount, the Existing Clawback or Partnership Giveback.

Section 13.65 Register. “Register” shall mean the register of partnership interests in the Partnership maintained by or on behalf of the General Partner in accordance with the Partnership Act.

Section 13.66 Registrar. “Registrar” shall mean the Registrar of Exempted Limited Partnerships in the Cayman Islands.

Section 13.67 Securities. “Securities” shall mean any “security” as that term is defined in Section 2(1) of the Securities Act.

Section 13.68 Securities Act. “Securities Act” shall mean the United States

Securities Act of 1933, as amended.

Section 13.69 Subsidiary. “Subsidiary” shall mean, for any person, any other person of which the initial person directly or indirectly owns more than fifty percent (50%) of the outstanding voting securities or that is required to be consolidated with the initial person under GAAP. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Holdings. No existing or hereafter organized GCM Fund shall be deemed a Subsidiary for any purpose.

Section 13.70 Transaction Documents. “Transaction Documents” shall mean, collectively, or as the context requires, each individually, the Purchase Agreement, the Master Investment Agreement and the Put Agreement.

Section 13.71 Treasury Regulations. “Treasury Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE 14

Other Provisions

Section 14.01 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands without regard to any conflicts of laws principles thereof. In particular, the Partnership is formed pursuant to the Partnership Act, and to the extent permitted by the Partnership Act, the rights and liabilities of the Partners shall be as provided therein.

Section 14.02 Limitation of Liability of the Limited Partner.

(a) The General Partner shall have unlimited liability for the repayment and discharge of all debts and obligations of the Partnership attributable to any fiscal year or portion thereof during which it was General Partner of the Partnership but shall, as among the Partners, be entitled to require the prior exhaustion of the Partnership’s assets and shall be entitled to the benefit of the indemnities set forth in Section 14.04.

(b) The Limited Partners shall be liable for the repayment and discharge of all debts and obligations of the Partnership (including, without limitation, Section 4.03, 7.03 and 7.06) attributable to any fiscal year, or relevant portion thereof, during which they are or were Limited Partners, but only to the extent of their respective interests in the Partnership in the fiscal year, or relevant portion thereof, to which any such debts and obligations are attributable.

Section 14.03 Exculpation.

(a) Notwithstanding any other term of this Agreement to the contrary, whether express or implied, or any obligation or duty at law or in equity, none of the General Partner, any of its Affiliates or any of their respective members, partners, direct or indirect equityholders, officers, directors, employees, agents, representatives and any other person who serves at the request of the General Partner on behalf of the Partnership in any such capacity to any other entity (collectively, “Indemnified Parties”) shall be liable to the Limited Partners or the Partnership for honest mistakes of judgment, or for any action or inaction, taken in good faith for a purpose that was reasonably believed to be in or not opposed to the best interests of the Partnership and reasonably believed to be within the scope of authority conferred on such Indemnified Party, or for losses due to such mistakes, action, or inaction, or to the negligence, dishonesty, or bad faith of any broker, advisor or other agent of the Partnership, provided that such broker, advisor or other agent was selected, engaged, or retained and monitored with reasonable care. The General Partner and such Indemnified Parties may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction that is taken in accordance with the information, advice, statements, reports or opinion of such counsel or accountants, provided that they shall have been selected and monitored with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 14.03 and of Section 14.04 shall not be construed so as to relieve (or attempt to relieve) any person of any liability by reason of such person’s (i) gross negligence (as such term is interpreted under the laws of the State of Delaware), (ii) willful and wanton misconduct, (iii) bad faith or actual fraud, or (iv) with respect to any criminal action or proceeding, such person had reasonable cause to believe it’s conduct was unlawful (collectively, “Excluded Conduct”); or to the extent that such liability may not be waived, modified, or limited under applicable law, but shall be construed so as to effectuate the provisions of such sections to the fullest extent permitted by applicable law. The termination of any Claim by judgment, order, conviction, plea, settlement, or its equivalent, shall not of itself create a presumption that the act or omission was done fraudulently or in bad faith or as a result of wanton or willful misconduct or, with respect to any criminal Claim, that the person had reasonable cause to believe that its conduct was unlawful.

(b) The Mosaic Feeder acknowledges and agree that (i) the General Partner and its Affiliates serve in a fiduciary capacity to third-party investors in the GCM Funds, and that the General Partner shall owe no duties to the Partnership, the Limited Partners, the Mosaic Feeder or [***] other than the duty to act at all times in good faith in accordance with the Partnership Act, (ii) to the fullest extent permitted by applicable law, nothing herein shall require the General Partner or any of its Affiliates to, or cause any GCM Fund to, take or fail to take any action which would be inconsistent with their respective duties to a GCM Fund as they determine in good faith and in doing so, without limitation, may prefer the interests of such GCM Fund over the interests of the Partnership. Furthermore, it is hereby acknowledged that, to the fullest extent permitted by law, nothing herein or in the Transaction Documents shall in any way limit any action that the General Partner or any of its Affiliates is required to take, or require taking any action that it is prohibited from taking, pursuant to the governing agreement of such GCM Fund, or in accordance with the General Partner or any of its Affiliate’s duties, as determined by them in good faith, as may be required by applicable law, regulation or policy, or pursuant to a direction or action by the third party investors in the relevant GCM Fund. For the avoidance of doubt, for the purposes of the Partnership Act, the requirement for the General Partner to act in “good faith” shall mean that the General Partner shall be required to act honestly in its dealings with respect to the powers which have been conferred in its capacity as general partner of the Partnership and shall not, to the fullest extent permitted by applicable law, be held to any higher standard.

(c) To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the General Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partner.

Section 14.04 Indemnification.

(a) The Partnership agrees to indemnify, out of the assets of the Partnership only (which for the avoidance of doubt, shall include Capital Contributions of the Limited Partners and the right to call Capital Contributions of the Limited Partners) the Indemnified Parties to the fullest extent permitted by law and to save and hold them harmless from and in respect of all (i) fees, costs, claims, damages, losses and expenses, including legal fees and expenses, judgements, fines, settlements paid and other amounts which the Indemnified Party may actually and reasonably incur in connection with or by reason of such Claims (collectively, “Damages”) in connection with or resulting from any claim, action, or demand against the Indemnified Parties that arise out of or in any way relate to the Partnership, its properties, business, or affairs (collectively, “Claims”); and (ii) such Claims and any Damages from such Claims, including amounts paid in settlement or compromise (if recommended in writing by attorneys for the Partnership) of any such Claim; provided, however, that this indemnity shall not extend to any Excluded Conduct. Expenses incurred by any Indemnified Party in defending a Claim covered by this Section 14.04 shall be paid by the Partnership in advance of the final disposition of such claim or proceeding as they become due, including without limitation legal fees and expenses; provided, that such Indemnified Party shall have delivered to the Partnership a written undertaking to repay all such amounts that the Indemnified Party is not entitled to indemnification with respect to part or all of the amounts paid. The Indemnified Parties are required to use commercially reasonable efforts to pursue any sources of indemnification otherwise available to it in situations in which the Partnership’s indemnification obligation applies. Any indemnification payment received by the Partnership or an Indemnified Party from an Issuer will be treated as a Partnership asset if and to the extent that the Partnership paid any indemnification amounts to such Indemnified Party under this Section 14.04. The provisions of this Section 14.04 shall remain in effect as to each Indemnified Party whether or not such Indemnified Party continues to serve in the capacity that entitled such person to be indemnified. Anything in this Section 14.04 or elsewhere in this Agreement to the contrary notwithstanding, the Partnership will not indemnify Indemnified Party person in respect of (i) any internal dispute solely amongst Indemnified Parties, (ii) any Damages or Claims to which an Indemnified Party may be indemnified pursuant to the Transaction Documents, (iii) any Damages or Claims to the extent for which an Indemnified Party is specifically entitled to indemnification with respect thereto pursuant to the Transaction Documents or (iv) investment losses suffered by an Indemnified Party.

(b) The Partnership shall be entitled to control the defense of any Indemnified Party in a Claim as well as any settlement with respect to such Indemnified Party, including without limitation the selection and direction of counsel. The Indemnified Party shall not consent to the entry of any judgment or other dispositive order or to any settlement without the consent of the Partnership. The Partnership and counsel selected by it shall not consent to the entry of any judgment or other dispositive order as to the Indemnified Party which does not provide for a complete and unconditional release of all liability in favor of the Indemnified Party.

(c) If any Indemnified Party recovers from any third party any sum in respect of a liability, cost or expense in respect of which a Claim could be or has been made against the Partnership pursuant to subsection (a) above, the amount so recovered, together with any interest thereon paid by such third party less any taxes chargeable thereon and less the costs and expenses incurred by the Indemnified Party in effecting such recovery shall: (i) if the Indemnified Party has made a claim against the Partnership in respect of that liability, cost or expense but the Partnership has not at the time of recovery made any payment in respect thereof, be set against and reduce pro tanto the claim against the Partnership in respect of such liability, cost or expense or (ii) if no claim has been made by the Indemnified Party against the Partnership in respect of that liability, cost or expense at the time of such recovery, be set against and reduce pro tanto any claim that subsequently may be made against the Partnership in respect of such liability, cost or expense.

(d) The rights to indemnification and advancement of expenses conferred in this Section 14.04 shall not be exclusive and shall be in addition to any rights to which any Indemnified Party may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement. The indemnification obligation of the Partnership to an Indemnified Party with respect to any indemnifiable Damages and Claims shall be reduced by any indemnification payments actually received by such Indemnified Party from an Issuer with respect to the same Damages and/or Claim. Solely for purposes of clarification, and without expanding the scope of indemnification pursuant to this Section 14.04, the Partners intend that, to the maximum extent permitted by law, as between (a) an Issuer, (b) the Partnership, and (c) the General Partner, this Section 14.04 shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with the Partnership having primary liability, and (if applicable) the General Partner having only secondary liability. The possibility that an Indemnified Party may receive indemnification payments from an Issuer shall not restrict the Partnership from making payments under this Section 14.04 to an Indemnified Party that is otherwise eligible for such payments, and if an Indemnified Party that has received indemnification payments from the Partnership actually receives duplicative indemnification payments from an Issuer for the same Damages, such Indemnified Party shall repay the Partnership to the extent of such duplicative payments. If, notwithstanding the intention of this Section 14.04, an Issuer’s obligation to make indemnification payments to an Indemnified Party is relieved or reduced under applicable law as a result of payments made by the Partnership pursuant to this Section 14.04, the Partnership shall have, to the maximum extent permitted by law, a right of subrogation against (or contribution from) such Issuer for amounts paid by the Partnership to an Indemnified Party that relieved or reduced the obligation of such Issuer to such Indemnified Party. Indemnification payments (if any) made to an Indemnified Party by the General Partner in respect of Damages for which (and to the extent) such Indemnified Party is otherwise eligible for payments from the Partnership under this Section 14.04 shall not relieve the Partnership from its obligation to such Indemnified Party and/or the General Partner, as applicable, for such payments. As used in this Section 14.04, “indemnification” payments made or to be made by an Issuer shall be deemed to include (i) payments made or to be made by any successor to the indemnification obligations of such Issuer and (ii) equivalent payments made or to be made by or on behalf of such Issuer (or such successor) pursuant to an insurance policy or similar arrangement.

(e) For purposes of funding any obligation of the Partnership pursuant to this Section 14.04, the General Partner shall use its good-faith efforts to satisfy such liability: (i) first, to the maximum extent practicable, from any cash assets the Partnership is then holding (other than to the extent any such amounts are reserved for any other purpose); (ii) second, to the maximum extent practicable (but subject to the limitations thereon in Section 4.02), by requiring Limited Partners to make Capital Contributions to the Partnership to fund such indemnification obligation of the Partnership, (iii), third, to the maximum extent practicable, by using any amounts received (and anticipated to be received in the near future (as determined by the General Partner in its sole discretion)) by the Partnership from Subject Investments, (iv) fourth, by making claims on any applicable insurance policies which provide the Partnership with coverage with respect thereto and/or (v) fifth, from all such other sources it considers necessary or appropriate.

(f) To the extent that, at law or in equity, an Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or any Partner, such Indemnified Party acting under this Agreement shall not be liable to the Partnership or to such other Partner for its good faith reliance on the provisions of this Agreement. To the maximum extent permitted by law, the provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the Limited Partners to restrict or modify such other duties and liabilities of such Indemnified Party to such extent. The provisions of this Section 14.04 are solely for the benefit of the Indemnified Party and his, her, or its heirs, personal representatives, successors, and assigns.

Section 14.05 Execution of Documents. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 14.06 Other Instruments and Acts. The Partners agree to execute any other instruments or perform any other acts that are or may be reasonably necessary to effectuate and carry on the partnership created by this Agreement.

Section 14.07 Binding Agreement. This Agreement shall be binding upon the transferees, successors, assigns, and legal representatives of the Partners.

Section 14.08 Notices. Any notice or other communication that one Partner desires to give to another Partner shall be in writing, and shall be deemed effectively given upon personal delivery or three (3) days after deposit in any United States mail box, by registered or certified mail, postage prepaid, upon confirmed transmission by facsimile or electronic mail, or upon confirmed delivery by overnight commercial courier service, addressed to the other Partner at the address shown on Exhibit B or at such other address as a Partner may designate by fifteen (15) days’ advance written notice to the other Partners; provided, however, that (i) any notice to a Partner with an address outside the United States shall be deemed effectively given only upon personal delivery or upon transmission by facsimile or electronic mail with a confirmation copy sent by air mail, or upon confirmed delivery by international commercial courier service and (ii) any notice to a Partner sent by facsimile or electronic mail on a day that is not a Business Day or sent after 5:00 p.m. Central time shall be deemed effectively given on the Business Day following confirmed transmission. Section 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply to this Agreement or any notices given hereunder by electronic mail.

Section 14.09 Amendment.

(a) Except as otherwise provided in Section 14.09(b), this Agreement, including, without limitation, Exhibit B, may only be amended, or provisions hereof waived, only by a written instrument signed by the General Partner and the Mosaic Feeder or its permitted transferees; provided, that no amendment of this Agreement shall:(i) adversely modify or affect the limited liability of any Limited Partner in any material respect, (ii) affect the rights of any Limited Partner with respect to its share of distributions or allocations made under Article 7 that is materially adverse to any Limited Partner, (iii) reduce the Capital Account of any Limited Partner other than as contemplated in this Agreement, or (iv) materially and adversely affect the rights of any Limited Partner, without in each case the approval of such Limited Partner so adversely affected.

(b) For the avoidance of, the General Partner may, acting alone, at any time without the consent or action on the part of the Limited Partners amend this Agreement to: (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner under this Agreement, for the benefit of the Limited Partners; (ii) reflect a change in the identity of the General Partner following a transfer of the General Partner’s partnership interest in accordance with the terms of this Agreement, or to change the name of the Partnership; (iii) subject to the provisions referenced in Section 14.09(a)(i) to (iv) above satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the applicable regulatory, or in any U.S. federal or state or non-U.S. statute (including the Investment Advisers Act of 1940, as amended), compliance with which the General Partner deems to be in the best interests of the Partnership; or (iv) restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document.

(c) Upon obtaining such approvals as may be required by this Agreement and without any further action or execution by any other person, including any Limited Partner, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner and (ii) the Limited Partners, and any other party to or bound by this Agreement, shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

Section 14.10 Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the full, complete, and final agreement of the Partners and supersedes all prior written or oral agreements between the Partners with respect to the Partnership.

Section 14.11 Titles; Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement. Whenever in this Agreement a person is permitted or required to make a decision (i) in its “sole discretion,” “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the person shall be entitled to consider any interests and factors as it desires, including its own interests (and the interests of its Affiliates), or (ii) in its “good faith” (which in all instances herein shall mean subjective good faith) or under another express standard, the person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise (provided that the foregoing is subject to the sentence that immediately follows). Notwithstanding any other provision of this Agreement to the contrary, no provision hereof shall be deemed to eliminate a Partner’s implied contractual covenant of good faith and fair dealing as such terms are understood under the laws of the State of Delaware.

Section 14.12 Use of Partnership Name.

(a) The Partnership shall have the exclusive right to use the name “Mosaic Acquisitions 2020, L.P.” as long as the Partnership continues. No value shall be placed upon the name or the goodwill attached thereto for the purpose of determining the value of any Partner’s Capital Account or interest in the Partnership.

(b) The General Partner and Limited Partners each acknowledges that the name “GCM Grosvenor” and rights to use any marks containing “GCM Grosvenor” are property of Holdings or its Affiliates and that neither Mosaic Feeder nor [***] (nor any Affiliate thereof) shall form any other entity using such marks or deviations thereof and none of the Partnership, the General Partner, the Mosaic Feeder or [***] has or will claim to have any right to use such “GCM Grosvenor” marks or deviations thereof in connection with any business activities.

Section 14.13 Waiver of Jury Trial. EACH LIMITED PARTNER AND THE GENERAL PARTNER, ON BEHALF OF ITSELF AND THE PARTNERSHIP, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE GENERAL PARTNER (OR ITS PARTNERS, MEMBERS, STOCKHOLDERS, MANAGERS, DIRECTORS, OFFICERS, CONSULTANTS OR EMPLOYEES, IN THEIR CAPACITY AS SUCH OR IN ANY RELATED CAPACITY) OR THE PARTNERSHIP, OR IN ANY WAY RELATING TO THIS AGREEMENT.

Section 14.14 Dispute Resolution.

(a) Except as set forth in this Section 14.14, any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof or concerning the provisions of this Agreement or their application to any state of facts or the rights or equities of any of the parties hereto shall be resolved by final and binding arbitration conducted in English by a panel of three arbitrators in New York City, New York, U.S.A., in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time, or any successor thereto (the “AAA Rules”), as modified by this Section 14.14, under which such arbitration is invoked. One arbitrator shall be selected by the General Partner and one arbitrator shall be selected by the Mosaic Feeder in accordance with the AAA Rules, and such arbitrators shall jointly select the third arbitrator who shall chair the tribunal. The arbitrators shall be reasonably familiar with the operations of private investment funds. The parties shall have the right of limited pre-hearing discovery, in accordance with the U.S. Federal Rules of Civil Procedure, as then in effect, for a period not to exceed sixty (60) days. As soon as the discovery is concluded, but in any event within thirty (30) days thereafter, the arbitrators shall hold a hearing in accordance with the aforesaid AAA Rules. Thereafter, the arbitrators shall promptly render a written decision, together with a written opinion setting forth in reasonable detail the grounds for such decision. The parties shall bear the costs of the arbitration equally, provided that any award by the arbitrators in connection with such decision shall also provide that the substantially prevailing party shall recover its reasonable attorney’s fees and other costs incurred in the proceedings, in addition to any other relief which may be granted. Judgment may be entered in any court of competent jurisdiction to enforce the award entered by the arbitrators. Any such arbitration agreement shall be governed by the laws of New York without regard to any conflicts of laws principles thereof.

(b) In connection with any dispute, controversy or claim arising out of or relating to Section 11.08 or the breach thereof, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located within the State of New York.

(c) In furtherance of the provisions of (a) and (b) above, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Partnership’s property.

Section 14.15 No Third Party Beneficiaries. Except as otherwise expressly set forth in Section 4.02 and Section 14.04 or with respect to Indemnified Parties (who are intended third party beneficiaries of this Agreement), (a) the provisions of this Agreement are not intended to be for the benefit of any creditor (other than a Partner who is a creditor and then only in its capacity only as a Partner) or other person (other than a Partner and only in its capacity as a Partner) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners, (b) the provisions of this Agreement are intended to benefit the Partners and, to the maximum extent not prohibited by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership and (c) in no event shall any provision of this Agreement be enforceable for the benefit of any person other than the Limited Partners, the General Partner and their respective successors and assigns; provided that [***] shall be an express intended third party beneficiary of this Agreement and may directly enforce the rights of Mosaic Feeder hereunder. A person who is expressly granted rights under this Agreement and who is not a party to this Agreement, including Indemnified Parties, shall have the rights under the Contracts (Rights of Third Parties) Law (as amended) to enforce the terms of this Agreement (subject to the limitations herein) as if it were a party thereto. Notwithstanding any term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

Section 14.16 No Side Letters. Except for the [***] Side Letter, neither the Partnership nor the General Partner has or will enter into any side letter or similar agreement with any Limited Partner in connection with its admission to the Partnership that has the effect of altering the rights and obligations of any other Limited Partner hereunder without the approval of all other Limited Partners.

Section 14.17 Reserved.

Section 14.18 Further Assurances. Each Limited Partner hereby covenants and agrees on behalf of itself and its successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other information, instruments, documents, tax forms and statements (including any information in relation to any tax or Foreign Account Reporting Requirements) reasonably requested by the General Partner and to take such other actions as may be reasonably necessary, advisable or appropriate to enable the General Partner to effectively carry out the purposes of the Partnership and this Agreement.

Section 14.19 Compliance with Anti-Money Laundering and Other Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Partnership Act or other applicable law and the General Partner and/or its designees (including administrator or counsel), in its own name and on behalf of the Partnership, shall be authorized without the consent of any person, including any other Limited Partner, to take such action (including requiring any Limited Partner to provide it with such information) as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorism financing laws, rules, regulations, directives or special measures.

Section 14.20 Consent of, notification to or consultation with the Mosaic Feeder. The General Partner hereby acknowledges that any consent required from, notification to or consultation with the Mosaic Feeder required pursuant to the terms of the Partnership Agreement shall not be considered valid or performed if such consent is not also provided from or notification provided to [***] or such consultation is not with [***].

Section 14.21 Reserved.

Section 14.22 IRR Calculation. The internal rate of return calculated pursuant to this Agreement shall be determined on the daily difference between [***] Proceeds and [***] Contributions (and in respect of the calculation for the Acquired Adjusted Post 2016 Carry the [***] Proceeds arising from or [***] Contributions relating to the Acquired Initial Post 2016 Carry and the Acquired Adjusted Post 2016 Carry) in each case calculated with respect to (i) each distribution on the date such distribution or Potential GCM Payment (as defined in the Purchase Agreement) was made to the Mosaic Feeder and in respect of amounts retained by the Partnership that are deemed to be [***] Proceeds pursuant to Section 4.03(b), Section 7.03(b) or Section 7.03(d) on the Recontribution Date and (ii) each contribution, the date such amount is contributed or recontributed to the Partnership and in respect of amounts retained by the Partnership that are deemed to be [***] Contributions pursuant to Section 4.03(b), Section 7.03(b) or Section 7.03(d) on the Recontribution Date.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

In Witness Whereof, the parties have executed and unconditionally delivered this Second Amended and Restated Exempted Limited Partnership Agreement as a deed with effect on the date first written above.

General Partner:

Grosvenor Capital Management Holdings, LLLP

By:	GCMH GP, L.L.C., its general partner

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

Witnessed By:

By:	/s/ Lawrence Tarantino
	Name:	Lawrence Tarantino

CLASS A LIMITED PARTNERS:
MOSAIC FEEDER L.P.

By: Grosvenor Capital Management Holdings, LLLP, its general partner

By: GCMH GP, L.L.C., its general partner

	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

Witnessed By:

	By:	/s/ Lawrence Tarantino
	Name:	Lawrence Tarantino

GROSVENOR HOLDINGS, L.L.C.

	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

Witnessed By:

	By:	/s/ Lawrence Tarantino
	Name:	Lawrence Tarantino

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP

By: GCMH GP, L.L.C., its general partner

	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

Witnessed by:

	By:	/s/ Lawrence Tarantino
	Name:	Lawrence Tarantino

Class B Limited Partners:

Mosaic Feeder L.p.

By:	Grosvenor Capital Management Holdings, LLLP, its general partner

By:	GCMH GP, L.L.C., its general partner

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

Witnessed By:

By:	/s/ Lawrence Tarantino
	Name:	Lawrence Tarantino

GROSVENOR HOLDINGS, L.L.C.

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

Witnessed By:

By:	/s/ Lawrence Tarantino
	Name:	Lawrence Tarantino

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP

By:	GCMH GP, L.L.C., its general partner

	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

Witnessed By:

By:	/s/ Lawrence Tarantino
	Name:	Lawrence Tarantino